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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) to be filed on or about February 5, 2004 pertaining to the Kintera, Inc. 2000 Stock Option Plan, 2003 Equity Incentive Plan and 2003 Employee Stock Purchase Plan, of Kintera, Inc. of our reports dated June 6, 2003, except Note 11, as to which the date is December 9, 2003, with respect to the consolidated financial statements of Kintera, Inc., and dated July 3, 2003, with respect to the financial statements of H2O Networks, Inc. and October 3, 2003 with respect to the financial statements of Little Tornadoes, Inc. and VirtualSprockets, LLC., included in its registration statement on Form S-1 (No. 333-109169), filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

San Diego, California
February 3, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS